 Exhibit 10.39

AMENDMENT TO THE
GOOGLE INC. ADWORDS RESELLER ADDENDUM

This Amendment to the Google Inc. AdWords Reseller Addendum (“Amendment”) and is entered into as of November 1, 2011 (the “Amendment Effective Date”) by and between ReachLocal, Inc. (“Reseller”) and Google Inc. (“Google”).

Background

WHEREAS, Customer and Google entered into a Google Inc. AdWords Reseller Addendum (as amended from time to time, the “Addendum”), with an effective date of April 25, 2011; and

WHEREAS, through this Amendment, the parties wish to amend the Addendum.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Customer and Google hereby agree that the Addendum shall be amended as of the Amendment Effective Date as follows:

Terms

1.	New Program Name: “Google AdWords Premier SMB Partner”.

1.1.	Section 3 of the Addendum is hereby deleted in its entirety and replaced with the following:

“3. Brand Features.  Each party will own all right, title and interest to trade names, trademarks, service marks, logos and domain names secured by such party from time to time (“Brand Features”).  In performing its obligations under this Addendum, Reseller may only refer to itself as a “Google AdWords Premier SMB Partner”.  Google authorizes Reseller to display the “Google AdWords Premier SMB Partner” Brand Feature, as provided to Reseller by Google in writing, in the United States, Canada, Brazil and Mexico during the Term solely in accordance with the Trademark Guidelines available at www.google.com/permissions/guidelines.html and solely for the purpose of fulfilling Reseller’s obligations set forth in this Addendum.  Reseller must submit all materials containing Google’s Brand Features to Google for prior written approval.  Reseller authorizes Google to use Reseller’s Brand Features in connection with this Addendum during the Term in connection with Google’s marketing presentations and materials (e.g., a web page created by Google that contains the Reseller’s Brand Features and links to the Reseller home page or relevant page on the Reseller’s website).”

1.2.	Section 6 of the Addendum is hereby deleted in its entirety and replaced with the following:

“6. Subcontractors.  Reseller may, subject to Google’s written consent (which can be revoked at any time), use subcontractors solely to assist Reseller with its sales, marketing and technology fulfillment obligations under this Addendum.  Reseller must enter into a written agreement with subcontractor which contains terms that are consistent with and at least as restrictive as the terms of this Addendum.  Reseller remains responsible for compliance of subcontractor and its personnel in all respects with this Addendum.  To the extent that any act or omission by any subcontractor appointed pursuant to this Section 6 would constitute a breach of this Addendum if committed by Reseller, Reseller shall be liable to Google for such act or omission as if the act or omission had been committed by Reseller. Reseller will ensure that subcontractors will not refer to itself as a “Google AdWords Premier SMB Partner”.”

1.3.	Section 7(e) of the Addendum is hereby deleted and replaced with the following:

“(e) Reseller will ensure that Channel Partners will not refer to itself as a ““Google AdWords Premier SMB Partner”;”

1.4.	Section 2 of Exhibit A of the Addendum is hereby deleted in its entirety and replaced with the following:

“2.  Reseller must clearly disclose in writing during the process of reselling AdWords Inventory, on Reseller’s website and in the marketing and promotional materials designed to promote Reseller’s services and offerings as a Google AdWords Premier SMB Partner to the Advertiser, that the Retail Product includes a management fee over the cost of purchase of AdWords Inventory.”

2.
Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  No agreement hereafter made shall be effected to change, modify, or discharge this Amendment, in whole or in part, unless such agreement is in writing and signed by or on behalf of the party against whom the enforcement of the change, modification, or discharge is sought.  This Amendment shall be binding on the parties hereto and their respective personal and legal representatives, successors, and permitted assigns.  Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment.  Except as expressly modified herein, the terms of the Addendum remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

GOOGLE INC.	ReachLocal, Inc.
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date: